EXHIBIT 23-1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Forms S-8 File Nos. 333-81294, 333-31402, and 333-31406 and S-3 File
Nos. 333-109649 and 333-100190) of our report dated June 16, 2004, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the Company's annual report on Form 10-K for the year ended March 31, 2004.


/s/ BDO Seidman, LLP

Atlanta, Georgia
June 28, 2004